EXHIBIT 6(b)

                              IDEX FUND              InterSecurities, Inc.
                          IDEX II SERIES FUND        201 Highland Avenue
                          CASH EQUIVALENT FUND       Largo, FL  34640
                                                     Telephone:  (813) 585-6565
                                                     Dated:____________________

Ladies and Gentlemen:           PART I
                               IDEX FUND
                        DEALER'S SALES AGREEMENT

         We have entered into an underwriting agreement with IDEX Fund (the "Fund") whereby we will act as Principal Underwriter as defined in the Investment Company Act of 1940, with the right to purchase shares of beneficial interest of the Fund for sale of such shares to investors either directly or indirectly through other broker-dealers. As Principal Underwriter, we offer to sell to you shares of the Fund subject to the following conditions:

         1. In all sales of shares to the public you shall act as dealer for your own account.

         2. On purchases of shares, you shall receive a discount amounting to a percentage of the applicable public offering price as set forth in the then current prospectus for the Fund. Such payment shall be subject to all of the terms and conditions relating thereto as set forth in the then current prospectus for the Fund.

                  We shall pay to you an Administrative Services Fee, computed on an annual basis and paid quarterly, in the amount of ten basis points (1/10 of 1%) of the average daily aggregate value (at net asset value) of shares of the Fund and IDEX Fund 3 held by your clients, provided that the average daily net asset value of such shares held by your clients are at least equal to $500,000 throughout each quarter. Payment of this Administrative Services Fee or the terms thereof, may be modified or terminated at any time.

         3. You represent that you are, and at the time of purchasing any shares of the Fund will be, a member in good standing of the National Association of Securities Dealers, Inc.

         4. Orders received from you will be accepted by us only at the public offering price applicable to each order as established by the then current Prospectus of the Fund. The procedure relating to handling orders shall be subject to instructions which we shall forward to you from time to time. All orders are subject to acceptance or rejection by us in our sole discretion.

         5. You agree to purchase shares only from us or from your customers. If you purchase shares from us, you agree that all such purchases shall be made only to cover orders already received by you from your customers, or for your own bona fide investment.

                  If you purchase shares from your customers, you agree to pay such customers not less than the redemption price in effect on the date of purchase, as defined in the Prospectus of the Fund. We in turn agree that we will not purchase any shares from the Fund except for the purpose of covering purchase orders which we have already received.

         6. You shall sell shares only (a) to customers at the public offering price then in effect and (b) to the Fund or to any dealer who is a member of the National Association of Securities Dealers, Inc. at the redemption price in effect on the date of sale.

         7. Only unconditional orders for shares of a definite specified price will be accepted.

         8. If any shares sold to you under the terms of this agreement are repurchased by the Fund or are tendered for redemption within seven business days after the date of confirmation, it is agreed that you shall forfeit your right to any discount received by you on such shares.

         9. Remittance of the net amount due for shares purchased from us shall be made payable to Idex Investor Services, Inc., Agent for the Underwriter, promptly, but in no event later than the maximum amount of time legally permissible after our confirmation of sale to you (currently, three business days). Such payment should be sent, together with stock transfer stamps required on account of the sale by you, to Idex Investor Services, Inc., P.O. Box 9015, Clearwater, FL 34618-9015, with your transfer instructions on the appropriate copy of our confirmation of sale to you. If such payment is not received by Idex Investor Services, Inc., we reserve the right, without notice, forthwith to cancel the sale.

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         10.      Promptly upon receipt of payment, shares sold to you shall be deposited by us or our agent, Idex Investor Services, Inc. No certificates will be issued unless specifically requested.

         11. No person is authorized to make any representations concerning shares of the Fund except those contained in the current Prospectus for the Fund and in supplements thereto. In purchasing shares from us you shall rely solely on the representations contained in the Prospectus for the Fund and supplements thereto.

         12. Additional copies of the current Prospectus and supplements thereto and other literature will be supplied by us in reasonable quantities upon request.

         13. Certain of your registered representatives may, from time to time, request access to certain account information with respect to the shares of the Fund (the "Account Information") via downloading of such Account Information to an electronic mailbox which will be accessed by the registered representative through his or her personal computer. The Account Information will be accessed by the registered representative via software purchased from an outside vendor to whom the Fund provides access to the Account Information. In exchange for the cooperation of the Fund and of InterSecurities, Inc. in providing access to the Account Information for the convenience of the registered representatives, you agree that it is your sole responsibility to oversee and supervise your registered representatives in the utilization of such Account Information, including verification of the accuracy of all written material produced by a registered representative from the Account Information. Further, you are solely responsible for ensuring that all NASD, SEC and other regulations are fully complied with by the registered representatives in connection with the utilization of and preparation of any written or oral material from the Account Information. You shall fully indemnify and hold harmless the undersigned and the Fund from any and all claims made against them by any party with respect to your registered representatives' use of such Account Information.

          14. We reserve the right in our discretion, without notice, to suspend sales or withdraw the offering of shares entirely or to modify or cancel this agreement.

         15. We both hereby agree to abide by the Rules of Fair Practice of the National Association of Securities Dealers, Inc. ("NASD Rules"). Specifically, and without limiting the foregoing, we both hereby agree that sales of the shares shall be effected in accordance with Section 2 and Section 26 of the NASD Rules, as interpreted by the NASD.

         16. All communications to us should be sent to the above address. Any notice to you shall be duly given if mailed or telegraphed to you at your address specified below. This agreement shall be construed in accordance with the laws of Florida.

         17. Your registered representatives may, from time to time, assist your customers in determining and documenting such customers' eligibility for reductions in, or waivers of, front end sales charges to which shares may be subject. You agree that it is your responsibility to oversee and supervise the activities of your registered representatives in connection with the sale and redemption of shares of the Fund, including verification of the eligibility of customers for reductions in, or waivers of, sales charges to the extent that your registered representatives assist customers in determining and documenting such eligibility. You shall fully indemnify and hold harmless the undersigned and the Fund from any and all losses sustained by them as a result of any inaccurate, or incomplete, representations made by your registered representatives or your customers in connection with eligibility for reductions in, or waivers of, sales charges, if and to the extent that you or your registered representatives knew, or should have known, of such inaccuracies or omissions.

                                     PART II
                               IDEX II SERIES FUND
                            DEALER'S SALES AGREEMENT

         We have entered into an underwriting agreement with IDEX II Series Fund (the "IDEX II Fund") whereby we will act as Principal Underwriter as defined in the Investment Company Act of 1940, with the right to purchase shares of beneficial interest of the IDEX II Fund for sale of such shares to investors either directly or indirectly through other broker-dealers. As Principal Underwriter, we offer to sell to you the various series and classes of shares of the IDEX II Fund (the "Fund") representing the various Portfolios of the IDEX II Fund (each Portfolio and class thereof referred to individually as a "Portfolio" or "Class", as applicable, and collectively, the "Portfolios" or "Classes", as applicable), subject to the following conditions:

         18. In all sales of shares to the public you shall act as dealer for your own account.

         19. On purchases of Class A Portfolio shares, you shall receive a discount amounting to a percentage of the applicable public offering price, as set forth in the then current prospectus for the Portfolio. On purchases of Class B Portfolio shares, you shall receive a commission amounting to a percentage of the net asset value, as set forth in the then current prospectus for the Portfolio. Such payment shall be subject to all of the terms and conditions relating thereto as set forth in the

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                  then current prospectus for the Class A and Class B shares of the Portfolio. In addition to the discount or commission payable to you pursuant to this Section 2: (a) for your distribution, marketing and/or administrative services in the promotion and sale of Portfolio shares, we shall, providing this Agreement is in force, pay to you a fee as to each Class of shares of a Portfolio sold by you, computed on an annual basis and paid quarterly, to the extent and in the amount such fee, if any, is set forth in the then current prospectus for the applicable Class of the Portfolio based on a percentage of the average daily aggregate value (at net asset value) of shares of the applicable Class of the Portfolio held by your clients; and (b) for your personal service and/or maintenance of shareholder accounts with respect to your customers who own shares of a Portfolio, we shall, providing this Agreement is in force, pay to you a fee as to each Class of shares of a Portfolio computed on an annual basis and paid quarterly, to the extent and in the amount such fee, if any, is set forth in the then current prospectus for the applicable Class of the Portfolio based on a percentage of the average daily aggregate value (at net asset value) of shares of the applicable Class of the Portfolio held by your clients. Payment of these fees or the terms thereof, may be modified or terminated by us at any time.

         20. You represent that you are, and at the time of purchasing any shares of a Portfolio will be, a member in good standing of the National Association of Securities Dealers, Inc.

         21. Orders received from you will be accepted by us only at the public offering price applicable to each order as established by the then current Prospectus applicable to the particular shares of the IDEX II Fund. The procedure relating to handling orders shall be subject to instructions which we shall forward to you from time to time. All orders are subject to acceptance or rejection by us in our sole discretion.

         22. You agree to purchase shares only from us or from your customers. If you purchase shares from us, you agree that all such purchases shall be made only to cover orders already received by you from your customers, or for your own bona fide investment.

                  If you purchase shares from your customers, you agree to pay such customers not less than the redemption price in effect on the date of purchase, as defined in the then current Prospectus applicable to the particular shares of the IDEX II Fund. We in turn agree that we will not purchase any shares from the IDEX II Fund except for the purpose of covering purchase orders which we have already received.

         23. You shall sell shares only (a) to customers at the public offering price then in effect and (b) to the IDEX II Fund or to any dealer who is a member of the National Association of Securities Dealers, Inc. at the redemption price in effect with respect to the particular shares on the date of sale.

         24. Only unconditional orders for shares of a definite specified price will be accepted.

         25. If any shares sold to you under the terms of this agreement are repurchased by the Fund or are tendered for redemption within seven business days after the date of confirmation, it is agreed that you shall forfeit your right to any discount received by you on such shares.

         26. Remittance of the net amount due for shares purchased from us shall be made payable to Idex Investor Services, Inc., Agent for the Underwriter, promptly, but in no event later than the maximum amount of time legally permissible after our confirmation of sale to you (currently, three business days). Such payment should be sent, together with stock transfer stamps required on account of the sale by you, to Idex Investor Services, Inc., P. O. Box 9015, Clearwater, FL 34618-9015, with your transfer instructions on the appropriate copy of our confirmation of sale to you. If such payment is not received by Idex Investor Services, Inc., we reserve the right, without notice, forthwith to cancel the sale.

         27. Promptly upon receipt of payment, shares sold to you shall be deposited by us or our agent, Idex Investor Services, Inc. No certificates will be issued unless specifically requested.

         28. No person is authorized to make any representations concerning shares of a Portfolio except those contained in the then current Prospectus applicable to the particular shares of the IDEX II Fund and in supplements thereto. In purchasing shares from us you shall rely solely on the representations contained in the Prospectus applicable to the particular shares of the Fund and supplements thereto.

         29. Additional copies of the current Prospectus and supplements thereto and other literature will be supplied by us in reasonable quantities upon request.

         30. Certain of your registered representatives may, from time to time, request access to certain account information with respect to the shares of the Fund (the "Account Information") via downloading of such Account Information to an electronic mailbox which will be accessed by the registered representative through his or her personal computer. The Account Information will be accessed by the registered representative via software purchased from an outside vendor

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                  to whom the Fund provides access to the Account Information.
                  In exchange for the cooperation of the Fund and of InterSecurities, Inc. in providing access to the Account Information for the convenience of the registered representatives, you agree that it is your sole responsibility to oversee and supervise your registered representatives in the utilization of such Account Information, including verification of the accuracy of all written material produced by a registered representative from the Account Information. Further, you are solely responsible for ensuring that all NASD, SEC and other regulations are fully complied with by the registered representatives in connection with the utilization of and preparation of any written or oral material from, the Account Information. You shall fully indemnify and hold harmless the undersigned and the Fund from any and all claims made against them by any party with respect to your registered representatives' use of such Account Information.

         31. We reserve the right in our discretion, without notice, to suspend sales or withdraw the offering of shares entirely or to modify or cancel this agreement.

         32. We both hereby agree to abide by the NASD Rules. Specifically, and without limiting the foregoing, we both hereby agree that sales of the shares of each Portfolio, and each Class thereof, shall be effected in accordance with Section 2 and Section 26 of the NASD Rules, as interpreted by the NASD.

         33. All communications to us should be sent to the above address. Any notice to you shall be duly given if mailed or telegraphed to you at your address specified below. This agreement shall be construed in accordance with the laws of Florida.

         34. You agree to abide by the Sales Compliance Policies Relating to the Multiple Class Distribution System, attached to this Agreement as Appendix A, with respect to each Portfolio of the IDEX II Fund and to include such Sales Compliance Policies in your internal guidelines for sales compliance.

         35. Your registered representatives may, from time to time, assist your customers in determining and documenting such customers' eligibility for reductions in, or waivers of, front end sales charges or contingent deferred sales charges to which one or more Classes of shares may be subject. You agree that it is your responsibility to oversee and supervise the activities of your registered representatives in connection with the sale and redemption of shares of the Portfolios, including verification of the eligibility of customers for reductions in, or waivers of, sales charges to the extent that your registered representatives assist customers in determining and documenting such eligibility. You shall fully indemnify and hold harmless the undersigned and the Fund from any and all losses sustained by them as a result of any inaccurate, or incomplete, representations made by your registered representatives or your customers in connection with eligibility for reductions in, or waivers of, sales charges, if and to the extent that you or your registered representatives knew, or should have known, of such inaccuracies or omissions.

                                    PART III
                              CASH EQUIVALENT FUND
                                 SALES AGREEMENT

         We have entered into a Services Agreement (the "KFS Agreement") with Kemper Financial Services, Inc. ("KFS"), the administrator, distributor and principal underwriter for CASH EQUIVALENT FUND ("CEF"), pursuant to which we have agreed to sell shares of CEF and perform certain shareholder services and provide certain facilities and equipment in connection with such services. The KFS Agreement permits us to enter into agreements with other broker-dealers pursuant to which such broker-dealers shall sell shares of CEF and we will perform certain shareholder servicing functions with respect to CEF shares owned by the clients of such broker-dealers. Accordingly, we agree as follows:

         36. SALE OF CEF SHARES. You shall sell shares of CEF to the public in accordance with the terms and conditions set forth in this Agreement:

                  (a) You shall offer and sell CEF shares only in states where they may legally be sold.

                  (b) In all sales of CEF shares to the public, you shall act as dealer for your own account, and you shall not have authority to act as agent for CEF, for KFS, for InterSecurities, Inc., or for any representative or agent of such parties.

                  (c) All orders shall be subject to acceptance or rejection by KFS in its sole discretion, and will be accepted by KFS only at the public offering price applicable to each order as established by CEF's then current prospectus. You may offer and sell CEF shares to your customers only at the public offering price, which is the net asset value per share as described in CEF's prospectus. KFS will not accept any conditional orders for shares. You shall place orders for CEF shares in the manner set forth in CEF's prospectus.

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                  (d)      You shall purchase shares only from KFS or your
                           client, and you shall not purchase shares from your clients at a price lower than that quoted by or for CEF. You may sell shares for the account of your customer to CEF, or to KFS as agent for CEF, at the price currently quoted by or for CEF.

                  (e) You will purchase shares from KFS only to cover purchase orders already received from your clients or for your own bona fide investment.

                  (f) You will not withhold placing with KFS orders received from your clients so as to profit yourself as a result of such withholding.

                  (g) All sales will be made subject to receipt by KFS of shares from CEF.

         37. UNAUTHORIZED REPRESENTATIONS. No person is authorized to make any representations concerning shares of CEF except those contained in the current prospectus of CEF and in supplemental printed information subsequently issued by CEF or by KFS.

         38. NASD MEMBERSHIP. You represent that you are, and at the time of purchasing any shares of CEF will be, a member in good standing of the National Association of Securities Dealers, Inc.

         39.      AGREEMENTS OF INTERSECURITIES, INC.

                  (a) We agree to supply you with such reasonable number of copies of CEF's prospectus and sales literature as you may request.

                  (b) We shall perform the following services with respect to your clients who own CEF shares: answer routine client inquiries regarding CEF, assist clients in changing dividend options, account designations and addresses, and similar coordination of shareholder matters with KFS and CEF, provided, however, that we may terminate such service at any time upon written notice to you. In the event that we cease to perform such services, those services will be performed directly by KFS.

                  (c) We shall pay you a fee after the end of each calendar quarter in the amount of .10 of 1% of the average aggregate daily net asset value of CEF shares owned by your clients. In computing your fee, one-fourth of the applicable fee rate shall be applied to the average aggregate daily net asset value of such CEF shares owned by your clients for the quarter in question.

                           Each quarter's fee shall be determined independently of every other quarter's fee. For the quarter in which this Agreement becomes effective or terminates, there shall be an appropriate proration on the basis of the number of days that the Agreement is in effect during that quarter.

         40. REPORTS. You shall prepare such reports as we may request in order to comply with our reporting obligations to KFS.

         41. DOWNLOADING OF ACCOUNT INFORMATION. Certain of your registered representatives may, from time to time, request access to certain account information with respect to the CEF shares (the "Account Information") via downloading of such Account Information to an electronic mailbox which will be accessed by the registered representative through his or her personal computer. The Account Information will be accessed by the registered representative via software purchased from an outside vendor to whom access to the Account Information is provided. In exchange for the cooperation of the IDEX Group of Funds and of InterSecurities, Inc. in providing access to the Account Information for the convenience of the registered representatives, you agree that it is your sole responsibility to oversee and supervise your registered representatives in the utilization of such Account Information, including verification of the accuracy of all written material produced by a registered representative from the Account Information. Further, you are solely responsible for ensuring that all NASD, SEC and other regulations are fully complied with by the registered representatives in connection with the utilization of and preparation of any written or oral material from, the Account Information. You shall fully indemnify and hold harmless the undersigned and the IDEX Group of Funds from any and all claims made against them by any party with respect to your registered representatives' use of such Account Information.

         42. TERMS AND TERMINATION. This Agreement shall become effective on the date hereof and continue in effect until terminated. This Agreement shall automatically terminate in the event of its assignment and upon any termination of the KFS Agreement. It may be terminated at any time by us or you on thirty (30) days written notice.

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         43.      NOTICES AND COMMUNICATIONS.  All notices and communications to us should by sent to the above address. Any notice to you shall be duly given if mailed, hand delivered or telegraphed to the address specified below.

                                 Very truly yours,
                                 InterSecurities, Inc.

                                 By: /s/
                                     ----------------------------------------
                                     Registered Principal

                 The undersigned hereby accepts and agrees to the terms of this Agreement.

                                 Firm Name:
                                           ----------------------------------
                                 By: /s/
                                     ----------------------------------------
                                     Authorized Securities Principal

                                 Name:
                                      ---------------------------------------

                                 Title:
                                       --------------------------------------

                                Address:
                                        --------------------------------------

                                        --------------------------------------

                                Telephone:
                                          -------------------------------------

                                Federal Tax I.D.:
                                                 ------------------------------

                                NASD CRD No.:
                                             ----------------------------------

                (RETAIN A COPY AND RETURN THE ORIGINAL)

                                      - 6 -


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                                   APPENDIX A
                                       TO
                               IDEX II SERIES FUND
                            DEALER'S SALES AGREEMENT

                    SALES COMPLIANCE POLICIES RELATING TO THE
                       MULTIPLE CLASS DISTRIBUTION SYSTEM

         Effective October 1, 1995, each portfolio of IDEX II Series Fund (each a "Portfolio" and collectively, the "Portfolios"), plans to offer three classes of shares as follows:

         Class A shares are ordinarily purchased with a front-end sales load and are currently subject to an annual 12b-1 fee of up to .35% of the average daily net assets of that Portfolio's Class A shares.

         Class B shares are purchased with no front-end sales charge and are currently subject to an annual 12b-1 fee of 1.00% of the average daily net assets of that Portfolio's Class B shares. Class B shares are also subject to a contingent deferred sales charge at a declining rate, payable upon redemption of the shares during the first six years after purchase. Class B shares automatically convert to Class A shares eight years after purchase.

         Class C shares are purchased with no front-end sales charge and are currently subject to an annual 12b-1 fee of up to .90% (.60% for the Tax-Exempt Portfolio) of the average daily net assets of that Portfolio's Class C shares.

         To assist investors in selecting the method of investing that best meets their needs and to ensure proper supervision of mutual fund purchase recommendations, we request that your internal guidelines include the following policies:

         (1) Any purchases of Portfolio shares for less than $500,000 may be of shares either 1)subject to a front-end sales charge and an ongoing 12b-1 fee of up to .35% of the average daily net assets of those shares (Class A Shares); 2) subject to an ongoing 12b-1 fee of 1.00% of the average daily net assets of those shares, a contingent deferred sales charge on the lesser of the original purchase price or redemption proceeds at a declining rate for the six years following purchase as follows: 5% during the first year, 4% during the second year, 3% during the third year, 2% during the fourth year, 1% during the fifth and sixth years, and 0% after the sixth year, and automatic conversion to Class A shares eight years after purchase (Class B Shares); or 3) subject to no front-end sales charge and a 12b-1 fee of up to .90% (.60% for the Tax-Exempt Portfolio) of the average daily net assets of those shares (Class C Shares).

         (2) Any purchases of Portfolio shares for $500,000 or more but less than $1,000,000 may be of shares either 1) subject to a front-end sales charge and an ongoing 12b-1 fee of up to .35% of the average daily net assets of those shares (Class A shares); or 2) subject to no front-end sales charge and a higher 12b-1 fee (Class C shares). Purchases of $500,000 or more for Class B shares will be declined.

         (3) Sales personnel should determine which class of shares best meets the investor's needs based on the relevant facts and circumstances, including, but not limited to:

                  (a)         the specific dollar amount of the purchase;

                  (b) the length of time the investor expects to hold his or her shares;

                  (c) any other relevant circumstances, such as the availability of sales charge waivers or reductions on Class A and Class B shares;

                  (d) the availability of breakpoints for reduced sales loads on Class A shares; and

                  (e) sales of shares of each Portfolio, and each Class thereof, shall be effected in accordance with
                              Section 2 and Section 26 of the NASD Rules, as interpreted by the NASD.

         (4) Any purchase of Portfolio shares for $1,000,000 or more normally should be for Class A shares because such a purchase will not be subject to a front-end sales charge and will have lower ongoing 12b-1 fees than those imposed on Class B or Class C shares.

         (5) Investors who are eligible for a complete waiver of the front-end sales charge on Class A shares normally should purchase Class A shares because the ongoing 12b-1 fees of such shares are lower than those of Class B or Class C shares.

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         Investors should consider both ongoing annual expenses and front-end and contingent deferred sales charges, if any, in estimating the costs of investing in the respective classes of Portfolio shares over time. For example, investors that qualify for a substantial reduction in a front-end sales charge ordinarily should determine that a purchase of Class A shares, subject to lower ongoing expenses, is preferable to a purchase of Class B shares which are subject to higher ongoing 12b-1 fees and a contingent deferred sales charge or of Class C shares which would be subject to payment of a higher ongoing 12b-1 fee.

         Alternatively, an investor whose purchase of Portfolio shares would not qualify for a reduction of the front-end sales charge, may wish to avoid the sales charge and thus initially invest all of his or her dollars in Class B or Class C shares. Such an investor should consider how long he or she plans to hold such shares when deciding which class of shares to purchase. Certain investors may elect to purchase Class B shares if they determine it to be most advantageous to have all their funds invested initially and intend to hold their shares for an extended period of time. Investors in Class B shares should take into account whether they intend to remain invested until the end of the conversion period and thereby take advantage of the reduction in ongoing fees resulting from the conversion into Class A shares. Other investors may elect to purchase Class C shares if they determine that it is advantageous to have all their assets invested initially and they are uncertain as to the length of time they intend to hold their assets in the Fund. See especially the sections "Summary of Expenses," "Alternative Purchase Arrangements," "How to Purchase Shares" and "Investment Advisory and Other Services" in the prospectus for the respective Portfolio.

         The above policies go into effect October 1, 1995, and are reflected in a revised prospectus for the Portfolios. These policies are in addition to, and not intended to override, any other of your internal policies.


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